SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  November 30, 2004

VITESSE SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

0-19654		77-0138160
(Commission File Number)		(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

          Effective November 30, 2004 the bylaws of Vitesse Semiconductor Corporation (the “Bylaws”) have been amended and restated to modify and clarify certain provisions. The material modifications are as follows:

1. Conduct and notice of business at meetings; stockholder proposals. Sections 2.03 and 2.08 of the Bylaws have been amended to specify what business may be conducted at special and annual meetings. As amended, the Bylaws now expressly permit stockholders to bring business before an annual meeting, provided that such stockholders give the Company advance notice in accordance with certain specified procedures.

2. Cumulative voting. Section 2.09 of the Bylaws has been amended to eliminate cumulative voting in the election of directors.

3. Nomination of directors. Section 3.03 of the Bylaws has been amended to permit nomination of director candidates (a) by or at the direction of the board of directors or (b) by stockholders who are entitled to vote in the election of directors. Stockholders who wish to nominate director candidates must provide the Company with advance notice and certain information about their director nominee(s) in accordance with specified procedures.

A copy of the Amended and Restated Bylaws as adopted as well as a version marked to show all modifications are furnished as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws
99.1	Amended and Restated Bylaws, marked to show modifications

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2004	VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Yatin Mody

	Name:	Yatin Mody

Vice President, Finance